Exhibit 10.13

Jay Sidhu	1
Name of Subscriber	Agreement No.

CONFIDENTIAL SUBSCRIPTION AGREEMENT

NEW CENTURY BANK

Private Sale of Securities

Consisting of up to 2,333,334 Shares and Warrants for 583,334 Shares
Aggregate Offering Amount: $10,000,000
(plus $4,000,000 over subscription. amount)

THIS CONFIDENTIAL SUBSCRIPTION AGREEMENT CONTAINS MATERIAL NONPUBLIC INFORMATION CONCERNING NEW CENTURY BANK AND IS PREPARED SOLELY FOR THE USE OF THE SUBSCRIBER NAMED ABOVE. ANY USE OF THIS INFORMATION FOR ANY PURPOSE OTHER THAN IN CONNECTION WITH THE CONSIDERATION OF AN INVESTMENT IN THE SECURITIES OFFERED HEREBY MAY SUBJECT THE USER TO CRIMINAL AND CIVIL LIABILITY.

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION AND MAY BE PURCHASED ONLY BY PERSONS IN THE UNITED STATES WHO QUALIFY AS "ACCREDITED INVESTORS" UNDER RULE 501 (a) OF REGULATION D UNDER THE SECURITIES ACT OF 1933.

THIS DOCUMENT HAS NOT BEEN FILED WITH OR REVIEWED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER COMMISSION OR REGULATORY AUTHORITY, AND HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF ANY STATES NOR HAS ANY SUCH COMMISSION, AUTHORITY OR ATTORNEY GENERAL DETERMINED WHETHER IT IS ACCURATE OR COMPLETE OR PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE SUCH OFFER OR THE SALE OF THESE SECURITIES IS UNLAWFUL OR NOT PERMITTED.

THESE SECURITIES ARE NOT DEPOSITS OR OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

May 19, 2009

CONFIDENTIAL SUBSCRIPTION AGREEMENT

INSTRUCTIONS:

Items to be delivered by Subscriber with this Agreement:

a.            One (1) completed and executed Subscription Agreement.

b.           Completed and signed Investor Suitability Questionnaire

c.           If applicable, completed and signed Investor Representative Questionnaire

d.           If applicable, completed and signed federal Interagency Biographical-Financial Report

The Subscriber shall also deliver to the Bank, with this signed Agreement, payment in collected funds in the amount of the Purchase Price by wire transfer of funds for holding in escrow as described below in "Summary of Offering - Escrow of Subscription Proceeds Pending Closing:," beginning on page 4. THE SUBSCRIBER IS RESPONSIBLE FOR ALL WIRE TRANSFER FEES IMPOSED BY THE SUBSCRIBER'S BANK. Wire funds to:

Bank:	Federal Home Loan Bank of Pittsburgh
A13A number:	04300143
Account name to credit:	New Century Bank
Account number to credit:	1158635

ALL DOCUMENTS SHOULD BE RETURNED TO:
New Century Bank
99 Bridge Street
Phoenixville, PA 19460
Attention: Kenneth B. Mumma, Chairman & Chief Executive Officer

THE FOLLOWING EXHIBITS ARE DELIVERED WITH THIS AGREEMENT AND ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE:

EXHIBIT A:                          FORM OF WARRANT

EXHIBIT B:                          ANNUAL REPORT FOR YEAR ENDED DECEMBER 31, 2008

EXHIBIT C:                          UNAUDITED QUARTERLY FINANCIAL STATEMENTS FOR QUARTER ENDED MARCH 31, 2009

EXHIBIT D:                          PROXY STATEMENT FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

EXHIBIT E:                          ARTICLES OF INCORPORATION OF THE BANK

EXHIBIT F:                           STATEMENT OF DESIGNATIONS - 10% SERIES A NON-CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK (PAR
                                                VALUE $1,000 PER SHARE), LIQUIDATION PREFERENCE OF $10,000 PER SHARE

EXHIBIT G:                          BYLAWS OF THE BANK

EXHIBIT H:                          EMPLOYMENT RELATED AGREEMENTS WITH JAY SIDHU

EXHIBIT I:                            DEFINITIVE AGREEMENT WITH JAY SIDHU DATED MAY 19, 2009

EXHIBIT J:                           CONSULTING AGREEMENT WITH KENNETH MUMMA

SUBSCRIPTION AGREEMENT

New Century Bank, a Pennsylvania bank (the "Bank") is offering hereby (the "Offering") to the undersigned (the "Subscriber") the following: (i) that number of shares (the "Shares") of common stock of the Bank, par value $1.00 (the "Voting Common Stock") shown on the signature page of this Subscription Agreement (this "Agreement"), plus (ii) a Warrant (the "Base Warrant") for the purchase of that number of additional shares of Voting Common Stock identified as "Base Warrant Shares" on the signature page of this Subscription Agreement (the "Base Warrant Shares"), plus (iii) if applicable as described in the section titled "Additional Contingent Warrant" on page 4 of this Agreement, a Warrant (the "Additional Warrant") for the purchase of that number of additional shares of Voting Common Stock identified as "Additional Warrant Shares" on the signature page of this Subscription Agreement (the "Additional Warrant Shares"). The Base Warrant and, if issued, the Additional Warrant are sometimes referred to herein individually or collectively as applicable, as a "Warrant," and the Base Warrant Shares and (if the Additional Warrant is issued) the Additional Warrant Shares are sometimes collectively referred to herein as "Warrant Shares." Each Warrant shall be in the Form of Exhibit A to this Agreement and shall provide for exercise and purchase of the applicable Warrant Shares at an exercise price of $6.00 per share. The Subscriber hereby subscribes to purchase the Shares and the Warrant (the "Offered Securities") from the Bank at a purchase price of $6.00 per Share being purchased, or a total purchase price shown on the signature page of this Agreement (the "Purchase Price"). Neither this Offering, nor Bank's or Subscriber's agreements for the purchase and sale of the Offered Securities, is conditioned upon the Bank's sale of any minimum or maximum number of shares to any other investors.

SALE OF SECURITIES

Sale of Securities. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Bank hereby agrees to issue and sell to the Subscriber and the Subscriber agrees to purchase from the Bank, upon Closing (as such term is defined in Section 1.3 of this Agreement), the Offered Securities as described herein for the Purchase Price. The number of Offered Securities purchased hereunder by the Subscriber shall be as specified on the signature page of this Agreement executed by the Subscriber. This Offering is only being made to the Subscriber on the condition that the Subscriber qualifies as an "accredited investor" (as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act")).

High Risk Investment. An investment in the Offered Securities involves high risk and is suitable only for persons who can afford to lose their entire investment. The Subscriber should carefully consider each of the factors described in the section entitled "Risks Related to this Offering" before participating in the Offering.

Summary of Offering

Fractional Shares:  No fractional shares shall be issued hereunder. Any subscription that would result in fractional shares shall be rounded up to the nearest whole number of shares.

Not Conditional on Other Subscriptions:    Except for (i) whether the Subscriber will receive an Additional Warrant and (ii) the number of shares of the Bank's Voting Common Stock may be purchased pursuant to any Additional Warrant (all of which are described further in the section titled "Additional Contingent Warrant" beginning on this page), this Agreement, and Subscriber's agreement to subscribe under this Agreement, are NOT conditioned upon Bank's completion of subscriptions with any other subscribers or Bank's entering into any minimum number of other subscription agreements or agreements to subscribe for any minimum number of additional shares beyond those being subscribed for by Subscriber under this Agreement. Subscriber agrees to complete the subscription hereunder whether or not Bank enters into subscription agreements with other subscribers or issues or sells any additional shares beyond those provided for in this Agreement. Closing under this Agreement is not conditioned upon any minimum number of subscriptions by other investors or closing upon any other subscriptions.

Subscription Procedure and Wire Instructions:    The Subscriber must complete, execute and deliver this Agreement to the Bank with the other documents, and deliver the Purchase Price to the Bank in collected funds, all as described in "INSTRUCTIONS" on page 2 above.

Additional Contingent Warrant:    Whether or not the Bank issues an Additional Warrant to Subscriber, and, if the Bank issues an Additional Warrant to Subscriber, the aggregate number of shares of Bank Common Stock exercisable under the Additional Warrant will depend on the aggregate amount of capital raised by the Bank in this offering and closed on or before July 31, 2009. The Bank may extend this deadline in its sole discretion. No Additional Warrant will be issued if $10 million or less is raised and collected by July 31, 2009. An Additional Warrant will be issued by the Bank for the number of shares shown as "Maximum Additional Warrant Shares on the signature page of this Agreement if $14 million is raised and collected by the Bank in this offering by July 31, 2009. If the aggregate amount of capital raised and collected in this offering byJuly 31, 2009 is more than $10 million but less than $14 million, the aggregate number of shares exercisable under the Additional Warrant will he increased to a number equal to or less than the Maximum Additional Warrant Shares shown on the signature page of this Agreement in proportion to the extent that the aggregate capital raise in this offering is greater than $10 million and less than $14 million.  For example, if the Maximum Additional Warrant Shares were 20,000 and the aggregate amount of capital raised and collected in this offering by July 31, 2009 is $13 million, the aggregate number of shares exercisable under the Additional Warrant would be calculated as follows:

13,000,000 - 10,000,000    _
14,000,000 - 10,000,000            =  0.75 x 20,000 = 15,000

Escrow of Subscription Proceeds Pending Closing:    Proceeds received from the Subscriber will be escrowed pending closing in a segregated statement savings account at the Bank to be titled, "Closing Escrow -[Subscriber's Name]," and the Bank shall have no ownership interest in the subscription proceeds or the escrow account unless and until closing is completed as described in this Subscription Agreement.  The Bank will pay interest on the subscription proceeds during the period they are deposited in the escrow account at the Bank's standard statement savings rate as applicable from time to time. At closing, or upon termination of this Agreement without closing, the Bank will pay the interest earned on the escrow account to the Subscriber. Upon the satisfaction of' the conditions to closing and issuance in the name of the Subscriber of (i) a certificate or certificates for the number of shares subscribed and (ii) a Warrant for the purchase of the number of shares provided under this Subscription Agreement, the Bank shall be authorized to withdraw the subscription proceeds from the escrow account.

Closing Matters.
(a) Subject to receipt of any required regulatory approvals and the other conditions to closing set forth in this Agreement, the closing of the transactions contemplated hereunder (the "Closing") shall occur on or before July 31, 2009 at the offices of New Century Bank, 99 Bridge Street, Phoenixville, PA 19460, or at such other place as shall be mutually agreeable to the parties, at 11:00 a.m., Eastern Daylight Time, on such date prior to the closing deadline as it may be extended (but not later than September 30, 2009) as the Bank may reasonably designate by not less than ten (10) calendar days' prior written notice to the Subscriber. The Bank may extend this closing deadline in its sole discretion to a date not later than September 30, 2009. At the Closing:

(i)            Subscriber shall have delivered the full Purchase Price in immediately available United States funds; and

(ii)           The Bank shall deliver one or more certificates representing the Shares subscribed for to Subscriber.

(iii)          The Bank shall deliver a duly executed Base Warrant to the Subscriber.

(b) In addition, one (1) calendar day prior to the Closing, the Bank shall also make available to the Subscriber:

(i)           A good standing certificate for the Bank issued by the Department of Banking of the Commonwealth of Pennsylvania;

(ii)          A subsistence certificate for the Bank issued by the Secretary of the Commonwealth of Pennsylvania;

(iii)         A certificate as to the federal insurance of the Bank's deposits issued by the Federal Deposit Insurance Corporation;

(iv)           A copy, certified by the Secretary or an Assistant Secretary of the Bank, of the resolutions of the Board of Directors of the Bank authorizing the Sale of the Offered Securities and the execution, delivery and performance of the Agreement.

(c) If, on or before July 31, 2009, the Bank shall have raised and collected more than

$10,000,000 in proceeds from all subscribers in this offering, then promptly after July 31, 2009, the Bank shall deliver to the Subscriber a duly executed Additional Warrant for any Additional Warrant Shares to which the Subscriber is entitled under this Agreement.

Use of Proceeds. The Bank intends to use the proceeds derived from this Offering for its general corporate purposes. Management reserves the right to utilize the net proceeds of the Offering in a manner in the best interests of the Bank. The amount of the net proceeds that will he invested in particular areas of the Bank's business will depend upon future economic conditions and business opportunities.

Certain Reports and Schedules Filed Under Banking Laws; No Reporting Under Securities Exchange Act of 1934. As a member bank of the Federal Reserve System, the Bank files call reports with the Board of Governors of the Federal Reserve System. It does not file periodic reports with the Securities and Exchange Commission. The Bank's call report information is publicly available, and the Subscriber acknowledges and agrees that the Bank has offered to make copies of its filed call reports available to the Subscriber at no charge.

Subscriber Information. The Subscriber acknowledges and agrees that the offer and sale of the Offered Securities are intended to be exempt from registration under the federal Securities Act of 1933 (the "Securities Act") and applicable state securities laws, based on the status of the Offered Securities as securities issued by a "bank," and that the Bank is relying on the Subscriber's status as an accredited investor in offering Subscriber the information and due diligence opportunity that Bank has provided. In accordance therewith and in furtherance thereof, the Subscriber represents and warrants to and agrees with the Bank that Subscriber is an accredited investor under the Securities Act.

Risks Related to this Offering

Investing in the Bank's Offered Securities involves risks and our operating results and financial condition have varied in the past and may in the fixture vary significantly depending on a number of factors. You should consider the following risk factors in evaluating whether to invest in the Bank's Offered Securities. However, the risks described below are not the only risks facing our Company. These risks could have a material adverse effect on our business, results of operations, financial condition or liquidity and cause our actual operating results to materially differ from those contained in forward-looking statements made in this Agreement, in the financial statements and proxy statement attached to this Agreement and elsewhere by management. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Agreement. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

This offering of the Offered Securities is subject to prior regulatory approval of federal and state bank regulatory agencies.

Pursuant to Section 112 of the Pennsylvania Banking Code, the Bank may not issue Offered Securities to anyone who, as a result of the purchase, would own more than 10% of the Bank's outstanding common stock, until the written approval of the Pennsylvania Banking Department is received. The approval of the Board of Governors of the Federal Reserve System may also be required. The number of Shares equaling 10% will depend on the total number of Shares sold in this offering. You should assume that regulatory approval will be required unless a determination can be made that it is not. While you are solely responsible for obtaining any approvals, the Bank will provide you with information and assistance in processing the approval application.

Availability of Securities Act exemption.

The Offered Securities are being offered pursuant to various available exemptions from registration from U.S. federal and state securities law registration requirements. Compliance with such laws, which must be met in order for such exemptions to be available to us, is highly technical and to some extent involves elements beyond our control. If the proper exemptions do not ultimately prove to be available, we could be subject to the claims of all or only some of our shareholders for violations of federal or state securities laws, which could materially adversely affect our profitability or operations or make an investment in the Offered Securities worthless.

Our Common Stock is not liquid and its price fluctuates, and you may not be able to sell your Offered Securities at or above the price that you pay for the Offered Securities.

Our Voting Common Stock is not listed or regularly quoted on any established market or quotation service. We cannot assure you that an active trading market for our Voting Common Stock will develop after the Offering. Our stock price has been volatile in the past and several factors could cause the price to fluctuate substantially in the future. These factors include but are not limited to: changes in analysts' recommendations or projections, our announcement of developments related to our businesses, operations and stock performance of other companies deemed to be peers, regulatory changes in the financial services or banking industry, news reports of trends, concerns, irrational exuberance on the part of investors and other issues related to the financial services industry. Recently, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies, including those in the financial services sector, have experienced wide price fluctuations that have not necessarily been related to operating performance. Our stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. General market declines or market volatility in the future, especially in the financial institutions sector of the economy, could adversely affect the price of our Voting Common Stock, and the current market price may not be indicative of future market prices.

If you attempt to sell the Offered Securities, the fluctuations in the price of the Bank's Voting Common Stock may prevent you from obtaining a market price equal to the Purchase Price. In these situations, you may be required to either sell the Offered Securities at a price which is lower than the Purchase Price, or to hold the Offered Securities for a longer period of time than originally planned.

The exercise of outstanding stock options held by our directors and employees will result in dilution of your ownership.

As of March 3 1, 2009, we had options outstanding to purchase 46,827 shares of our Voting Common Stock at a weighted average exercise price of $10.68 per share. An additional 147,800 shares of restricted stock, restricted stock units or options to purchase shares of Voting Common Stock are available for grant at any time our equity compensation plans (the "Plans"). The issuance of restricted stock, restricted stock units or shares subject to options under the Plans will result in future dilution of your ownership of our Voting Common Stock.

We have issued long term subordinated debt.

The rights, interests and priorities of holders of Offered Securities are also subject to certain rights of the holders of the Bank's Floating Rate Subordinated Debt Securities due 2014 (the "2004 Debentures") and the Bank's Series 2007 7.50% Mandatorily Convertible Subordinated Debenture (the "2007 Debentures"). On the date of this Offering Memorandum, the Bank has outstanding $2,000,000 in principal amount of 2004 Debentures and $1,000,000 in principal amount of 2007 Debentures. We agree to provide copies of the agreements and instruments evidencing our subordinated debt to you upon your request.

This transaction may trigger the change in control conversion provisions of our 2007 Debentures.  If the offer and sale of the Offered Securities to the Subscriber, or to anyone else, separately or with the Subscriber, is deemed to result in a change in control of the Bank within the meaning of the 2007 Debentures, it could result in the conversion of $1 million of 2007 Debentures to up to 130,718 shares of common stock (a conversion rate of $7.65 per share). This would have the effect of reducing the voting percentage of the Offered Securities.

We have issued preferred stock.

The terms, privileges, rights and preferences of the preferred stock we have issued are set forth in the Statement Of Designations for the Bank's 1 0% Series A Non-Cumulative Perpetual Convertible Preferred Stock (Par Value $1,000 Per Share), with liquidation Preference of $10,000 per share, attached to this Subscription Agreement as Exhibit F.

We may issue additional shares of Common Stock, Preferred Stock or equity or debt derivative securities that will dilute the percentage ownership interest of existing shareholders and may dilute the book value per share of our Common Stock and adversely affect the terns on which we may obtain  additional capital.

Our authorized capital includes (i) 9,500,000 share of voting common stock, par value $1.00 per share (the "Voting Common Stock"), (ii) 500,000 shares of nonvoting common stock, par value $1.00 per share (the "Nonvoting Common Stock") (with the Voting Common Stock, our "Common Stock"), and (iii) 1,000,000 shares of preferred stock in one or more series, any series having such par value or no par value as may be determined by the Ban's board of directors from time to time (the "Preferred Stock").. As of March 31, 2009, we had 2,021,078 shares of Voting Common Stock outstanding and had reserved for issuance 46,827 shares underlying options. In addition, as of March 31, 2009, we had the ability to issue 147,800 shares of Voting Common Stock pursuant to options, restricted stock and restricted stock units that may be granted in the future under the Plans. As of March 31, 2009, we had no shares of Nonvoting Common Stock outstanding and 98 shares of Preferred Stock outstanding. Our board of directors generally has the authority, without action by or vote of the shareholders, to issue all or part of any authorized but unissued shares of Common Stock or Preferred Stock for any corporate purpose, including issuance of equity-based incentive awards under or outside of our equity compensation plans.

In the future, we may attempt to increase our capital resources by issuing debt or equity securities or securities convertible into equity securities, including, but not limited to, securities under government sponsored programs. Any such securities may be senior to our common shares as to distributions and in liquidation, which could negatively affect the value of our common shares. We could also enter into unsecured or secured debt or debt-like financing, or issuances of medium-term notes, senior notes, subordinated notes, secured debt, guarantees, preferred shares, trust preferred securities, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of the Bank's liquidation, lenders and holders of debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common shares. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

We have broad discretion in allocating the net proceeds from this Offering.

We intend to use the net proceeds from this Offering for general corporate purposes. We will have significant flexibility in applying the net proceeds of this Offering. Our failure to apply these funds effectively could have a material adverse effect on our business.

We do not currently pay dividends, our ability to pay cash dividends is limited, and we may be unable to pay future dividends if we decide to do so.

The Bank has not paid cash dividends on its Common Stock, and there is no guarantee that we will do so in the future. The declaration of any future cash dividends will he at the discretion of our board of directors and will depend upon and be limited by regulatory restrictions, the Bank's ability to pay cash dividends to us based on its capital position and profitability, and our need to maintain sufficient capital to support the Bank's operations. The ability of the Bank to pay cash dividends to us is limited by its obligations to maintain sufficient capital and by other restrictions on its cash dividends that are applicable to Pennsylvania state banks and banks that are regulated by the Federal Reserve Bank. If we do not satisfy these regulatory requirements, we will be unable to pay cash dividends on our Common Stock.

We have applied for funding under the U.S. Treasury Department's Capital Purchase Program (the "CPP") but have not yet been accepted for participation.

We have requested approval for the issuance of $6,500,000 in preferred stock to the Treasury Department. Your investment in our common stock could be adversely affected, whether or not we are accepted for participation in the CPP, in several different ways.

If we are accepted for participation in the CPP and issue the preferred stock, we will be subject to a number of requirements and restrictions. For example:

-  While the preferred shares would generally be nonvoting, the holders of the preferred shares may be entitled to vote on certain limited matters in certain circumstances.

- We would be obligated to pay dividends on the preferred stock, even though we do not pay dividends on our common stock, and these dividend payments would reduce the value of your investment in the Bank.

- While we do not presently plan to pay dividends on your shares of common stock, we would not he able to pay any dividends on the common stock, even if we want to, until we redeem the preferred stock we issue to the U.S. Treasury Department.

-  If we fail to pay dividends on the preferred stock, the holders of the preferred stock would be entitled to appoint two directors to our board, and they would then be able to make or influence decisions that favor the preferred shareholders rather than you.

-  If the Bank were liquidated, the holders of preferred shares are entitled to be repaid their investment in full before any of your investment is repaid.

Offerings of debt or senior equity securities may adversely affect the value of our common stock.

We may attempt to increase our capital resources or, if the Bank's capital ratios fall below the required minimums, we could be required to raise additional capital by making additional offerings of debt or preferred equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to the Bank's other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.  Our board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders.

Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding -up and liquidation and other terms. If we issue preferred stockank in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

The offering price of our common stock does not necessarily reflect the market value of our common stock or the price you would receive if you sell your shares.

The offering price of the shares of our common stock to be sold in this Offering has been determined by our board of directors after consideration of a number of factors. These factors include, but are not limited to, the current market for, trading volume and the liquidity of our common stock. The offering price of our common stock does not necessarily reflect the price at which our common stock would sell on or after the purchase date.

Dependence on Key Personnel; Voting Control

As a community bank, our success will depend greatly on the continued services of our executive officers. In order to be successful, we must attract, retain and motivate key employees, and if we fail to do that, our profits could be hurt. We may not be successful in continuing to recruit experienced people for positions with us, or in retaining necessary people. In this connection, the Bank has entered into agreements with Jay Sidhu, copies of which are attached as Exhibits H and I, providing for him to serve as Chairman and Chief Executive Officer of the Bank if the Bank receives subscriptions in this offering for at least $10,000,000, with collected proceeds in escrow, by June 15, 2009. In addition, the Bank has agreed to appoint two new directors who will be individuals mutually agreeable to Jay Sidhu and the Bank's board of directors. Pursuant to a Subscription Agreement dated May 19, 2009, the Bank has agreed to issue to Jay Sidhu, and Jay Sidhu has subscribed for and agreed to purchase, at a purchase price of $750,000: (i) 125,000 shares of Voting Common Stock, plus (ii) a "Base Warrant" for the purchase of 385,101 additional shares of Voting Common Stock on terns and conditions corresponding to the terms and conditions of the Base Warrant under the Agreement except as described below in this paragraph, plus (iii) if applicable, an "Additional Warrant" for the purchase of up to 66,667 additional shares of Voting Common Stock on terms and conditions corresponding to the terms and conditions of the Additional Warrant under this Agreement except as follows. Pursuant to Jay Sidhu's Base Warrant and   Additional Warrant, half of the shares subject to each of his warrants vv ill vest immediately and may he purchased by exercise of the warrants at any time on or after the date of issue of the warrants. The other half of the shares subject to each warrant as described in his warrant agreements as "Deferred Vesting Shares" as to which he may not exercise the warrant until the following conditions shall have been satisfied:

(i) The Deferred Vesting Shares shall vest in equal amounts on each of the first three anniversaries of the Issue Date, so that, provided the other conditions to exercise described in (ii) below shall also have been satisfied, he may purchase: (A) one-third of the Deferred Vesting Shares on or after the first anniversary of the warrant's issue date; (B) another one-third of the Deferred Vesting Shares on or after the second anniversary of the warrant's issue date; and the final one-third of the Deferred Vesting Shares on or after the third anniversary of the warrant's issue date.

(ii) In any event, the warrants may not be exercised to purchase Deferred Vesting Shares unless and until the voting Common Stock of the Bank or its successor by operation of law (or of any holding company owning 100% of the issued and outstanding shares of the Bank or its successor by operation of law) shall have become listed on the New York Stock Exchange or American Stock Exchange or accepted for quotation and quoted on NASDAQ (or (or accepted for listing or quotation on a successor to one of the foregoing) and, if required as a result thereof, any registration statements required to be filed under federal and applicable state securities laws shall be become effective.  Therefore, with the shares of common stock represented by his warrants, he may potentially control as much as 12% of the Bank's issued and outstanding voting stock. He may purchase additional shares of our common stock in the future. We may grant him stock options, unvested stock or other equity-based compensation that would increase his voting percentage further. As of the date of this Agreement our directors and officers as a group (excluding Mr. Sidhu) own a total of 801,856 shares of our common stock, including options or warrants to purchase up to an additional 17,500 shares of our common stock They also own shares of our preferred stock that permit them, under certain circumstances to acquire or have the preferred shares convert into an additional 139,944 shares of our common stock. With the shares of common stock represented by options and warrants granted to them and common stock convertible from preferred stock, our directors and officers as a group potentially control 43.2% of our issued and outstanding voting stock. Many of our directors and officers have indicated their intent to purchase additional shares of common stock in the future. Further, it is likely they will be granted additional stock options, unvested stock or other equity-based compensation that would further increase When Mr. Sidhu becomes Chairman and Chief Executive Officer, our directors and officers as a group will control, on the foregoing bases, as much as 34% of our issued and outstanding common stock. We believe ownership of stock causes our directors and officers to have the same interests as our shareholders, but it also gives them the ability to vote as shareholders for matters that are in their personal interest.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE SHARES

General

In this section, we summarize certain material U.S. federal income tax considerations relating to the purchase, beneficial ownership, conversion and disposition of the Offered Securities and the ownership and disposition of our common stock received in respect thereof. However, because it is impractical in this Agreement to cover all the federal tax consequences of an investment in the Offered Securities, because the tax consequences may be different for different investors, and because the effects of any local, state or foreign tax laws, or federal tax laws other than income tax laws, which might apply to a prospective Subscriber should be evaluated, each prospective Subscriber should consult his or its own tax adviser to satisfy himself or itself as to the income and other tax consequences of investing in the Offered Securities. This summary does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the federal income tax laws (such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market, dealers in securities or currencies, or persons that hold the Offered Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes). Unless otherwise indicated, the discussion relates to the tax consequences to individual investors that are United States citizens or residents and deals only with Offered Securities held as capital assets (as defined in the Code).

To ensure compliance with IRS rules (IRS Circular 230), potential Subscribers are hereby notified that: (A) any discussion of federal tax issues in this Agreement is not intended or written to be used, and it cannot be used by any potential Subscriber, for the purpose of avoiding penalties that may be imposed on any such person or entity under the Internal Revenue Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) potential Subscribers should seek advice based on their particular circumstances from an independent tax adviser other than the Bank (i.e., a tax adviser other than the Bank, its affiliates or persons providing professional services or advice to the Bank).

Dividends on Shares and Warrant Shares

Any distribution with respect to the Shares or any Warrant Shares that we pay out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you when paid.

Basis of Shares and Warrants

The federal income tax basis of the Shares and the Warrants is determined by allocating the Purchase Price between them based on the relative fair market value of the Shares and the Warrants. Subscribers should consult with their tax advisors regarding the appropriate methodology for determining the federal income tax basis of the Shares and the Warrants.

Exercise of Warrants

In general, you will not recognize gain or loss upon the exercise for cash of a Warrant to acquire Shares. Warrant Shares generally will have a federal income tax basis equal to your federal income tax basis in the Warrant, increased by the amount paid to exercise the warrant. The holding period of such Warrant Shares generally will begin on the day after the date of exercise of the Warrant. If a Warrant is allowed to lapse unexercised, a you would generally recognize a capital loss equal to your tax basis in the Warrant.

Sale of Shares

Upon a sale, exchange or other disposition of the Shares or Warrant Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to holders of record who have not previously included such dividends in income) and your adjusted tax basis in the Shares.

Backup Withholding and Information Reporting

Information reporting requirements, on IRS Form 1099, generally will apply to payments made on the Shares or the common stock upon conversion of the Shares to a noncorporate holder. Distributions made on the Shares may be subject to a "backup" withholding tax (currently at rate of 28%) on "reportable payments" made to a noncorporate holder unless, in general, the holder complies with certain procedures.

NON-U.S. HOLDERS - TAX CONSIDERATIONS RELATED TO THE OFFERED SECURITIES

The following is a general summary of certain of the U.S. tax considerations that may apply to non-U.S. holders of the Bank's Common Stock and Warrants ("non-U.S. holders") and does not discuss all considerations that may apply to every non-U.S. holder. If you are a non-U.S. holder, you should consult your own tax advisors with respect to such U.S. federal, state, local and foreign tax consequences of owning the Common Stock and Warrants.

Dividends

Dividends with respect to our Common Stock ordinarily will be subject to withholding of U.S. federal income tax at a 30 percent rate, or at a lower rate under an applicable income tax treaty that provides for a reduced rate of withholding provided that you satisfy the U.S. certification requirements described below. However, if the dividends are effectively connected with your conduct of a trade or business within the United States (and, if certain treaties apply, are attributable to your permanent establishment in the United States), then the dividends will not be subject to withholding tax and instead will be subject to U.S. federal income tax on a net income basis.

Gain on Disposition of Common Stock

You generally will not be subject to United States federal income tax in respect of gain realized on a disposition of Common Stock, provided that (a) the gain is not effectively connected with your conduct of a trade or business in the United States and (b) if you are an individual who holds the Common Stock as a capital asset, you are present in the United States for less than 1 83 days in the taxable year of the sale and other conditions are met. Notwithstanding such exemption from U.S. withholding tax, any proceeds of sale will be subject to backup withholding at a rate of 28% if you fail to properly certify you are not a U.S. person.

Federal Estate Taxes

Common Stock owned or treated as being owned by a non-U.S. holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless a treaty exemption applies between their country of residence and the U.S. Even if a treaty exemption is available, a decedent's estate may nevertheless be required to file a U.S. estate tax return to claim the exemption, as well as to obtain a U.S. federal transfer certificate. The transfer certificate will identify the property (i.e., Common Stock) on which a U.S. federal tax lien has been released, and is required before the Bank can release a nonresident alien decedent's investment in the Bank to his or her estate.

Tax Certification and Backup Withholding as Applied to non-U.S. Holders.

Non-U.S. holders have special U.S. tax certification requirements to avoid backup withholding, and if applicable, to obtain the benefit of any income tax treaty between the non-U.S. holder's country of residence and the United States. To claim these tax benefits, the non-U.S. holder must provide a properly completed Form W-8BEN (or other Form W-8, where applicable, or their substitute forms) to establish his or her status as a non-U.S. holder, to claim beneficial ownership over the assets in the account, and to claim, if applicable, a reduced rate of or exemption from withholding tax under the applicable treaty. A Form W-8BEN provided without a U.S. taxpayer identification number remains in effect for a period of three years beginning on the date that it is signed and ending on the last day of the third succeeding calendar year. However, non-U.S. holders must advise the Fund of any changes of circumstances that would render the information given on the form incorrect, and must then provide a new W-8BEN to avoid the prospective application of backup withholding. Forms W-8BEN with U.S. taxpayer identification numbers remain valid indefinitely, or until the taxpayer has a change of circumstances that renders the form incorrect and necessitates a new form and tax certification.

Forward Looking Statements

This Agreement, the information our representatives have or will provide to Subscriber or its representatives, and the Due Diligence Sources contain certain forward looking information within the meaning of the Securities Act, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by use of the use of forward-looking terminology such as "believes", "expects", "may", "will", "should", "plan", "intend", or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussion of strategy that involve risks an uncertainties. Management wishes to caution the Subscriber that these forward-looking statements and other statements contained herein regarding matters that are not historical facts, are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under "Risk Factors" that may cause the Bank's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based on various assumptions by the management which may not prove to be correct.

In addition to the risks described in the "Risk Factors" section of this Agreement, important factors to consider and evaluate in such forward-looking statements include: (i) changes in the external competitive market factors which might impact the Bank's results of operations; (ii) changes in banking regulations, including without limitation changes in capital requirements under the federal prompt corrective action regulations; (iii) changes in the Bank's business strategy or an inability to execute its strategy due to the occurrence of unanticipated events; and (iv) the failure of the Bank to complete any or all of the transactions described herein on the terms currently contemplated. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained or incorporated by reference in this Agreement will in fact transpire.

All of these assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of our Company. Although the Bank believes that the expectations reflected in the forward-looking statements are reasonable, the Bank cannot guarantee future results, levels of activity, performance or achievements. Accordingly, there can be no assurance that actual results will meet expectations or will not be materially lower than the results contemplated in this Agreement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents. The Bank does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law.

ARTICLE I - REPRESENTATIONS AND WARRANTIES OF BANK

1.1       The Bank hereby represents and warrants to the Subscriber as of the date of this Agreement as follows:

(a)                         The Bank is duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry out the business in which it is engaged, except where the failure to have or be any of the foregoing may not be expected to have a material adverse effect on the Bank's presently conducted businesses. The Bank is not in violation of any of the provisions of its articles of incorporation or bylaws. The Bank is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business make such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (a) a material and adverse effect on the legality, validity or enforceability of this Agreement, (b) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Bank taken as a whole, or (c) an adverse impairment to the Bank's ability to perform on a timely basis its obligations hereunder (any of (a), (b) or (c), a
"Material Adverse Effect").

(b)                         Currently, except as described in this Agreement: (i) no securities of the Bank are entitled to preemptive or similar rights, and no entity or person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement unless any such rights have been waived; and (ii) the issue and sale of the Offered Securities will not (except pursuant to their terms hereunder), immediately or with the passage of time, obligate the Bank to issue shares of Common Stock or other securities to any entity or person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Notwithstanding the foregoing, Univest Corporation of Pennsylvania ("Univest") and Citizens Incorporated
("Citizens") each has the right to purchase, at the per share equivalent of the Purchase
Price, up to that number of additional shares of the Bank's common stock which shall make their respective percentage ownership of the Bank's outstanding common stock, after giving effect to the sale of the Offered Securities and any other shares of the
Bank's common stock, equal to that institution's percentage ownership of the Bank's outstanding shares of common stock immediately prior to the sale of the Offered
Securities. As of the date of this Agreement, Univest owns 196,450 shares, or 9.64%, of the Bank's outstanding shares of common stock, and Citizens (NexTier) owns
37,808 shares, or 1.85%, of the Bank's outstanding shares of common stock. This could have the effect of reducing the voting percentage of the Shares.

(c)                         The Bank has the requisite corporate power and authority to enter into, deliver and consummate the transactions contemplated by this Agreement, to issue, sell and deliver the Offered Securities, and otherwise to carry out its obligations hereunder.
The individual signing below on behalf of the Bank hereby warrants that he or she is authorized to execute the Agreement on behalf of the Bank. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated thereby have been duly authorized by the Bank and no further action is required by the Bank in connection therewith. When executed and delivered by the
Bank, this Agreement will constitute the legal, valid and binding obligation of the
Bank, enforceable as to the Bank in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium or other laws or court decisions, now or hereinafter in effect, relating to or affecting the rights of creditors generally and as may be limited by general principles of equity and the discretion of the court having jurisdiction in an enforcement action (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                         The Bank is making the representations and warranties included in this
Article II with the intent that they may he relied upon by the Subscriber in determining the suitability of the purchase of the Offered Securities. Accordingly, the Bank represents and warrants that the information stated in this Article II is true, accurate and complete, and agrees to notify and supply corrective information promptly to the
Subscriber as provided above if any such information becomes inaccurate or incomplete. The Bank represents and warrants that as stated in this Agreement, the
Bank's financial condition included or incorporated by reference herein is accurately and completely described. The Bank has no reason to expect there will be any material adverse change in its financial condition and will advise the Subscriber of any such changes occurring prior to the Closing or termination of the Offering.

(e)                         The Bank is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Bank of this
Agreement or the issuance, sale or delivery of the Offered Securities other than (a)
the Subscriber may be required to file notices or applications with the Bank's federal and state banking regulators for prior approval to acquire the Offered Securities, and
(b) any applicable filings required by state securities laws.

(fl                         The Offered Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will be issued free and clear of all liens and encumbrances, other than restrictions on transfer under applicable securities laws.

(g)                         Except as previously disclosed to Subscriber or disclosed in the documents attached to this Agreement or actually made available or offered to be made available to Subscriber by the Bank (collectively, the "Due Diligence Sources"), there is no pending or, to the best knowledge of the Bank, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Bank, or any of its affiliates that would affect the execution by the
    Bank or the performance by the Bank of its obligations under this Agreement, and all other agreements entered into by the Bank relating hereto. Except as previously disclosed to
   Subscriber or disclosed in the Due Diligence Sources, there is no pending or, to the best knowledge of the Bank, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Bank, or any of its affiliates which litigation if adversely determined could have a material adverse effect on the Bank.

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

II.I           By signing this Agreement, the undersigned Subscriber hereby represents and warrants to the Bank as follows as an inducement to the Bank to accept the subscription of the Subscriber:

(i)  The Subscriber acknowledges and agrees that (i) the offering and sale of the Offered Securities are intended to be exempt from registration under the Securities Act as securities issued by a bank, (ii) the Offered Securities have not been registered under the Securities Act and (iii) the Bank has represented to the Subscriber that the Offered Securities have been offered and sold by the Bank in reliance upon the foregoing exemption from registration as well as corresponding exemptions from registration under any applicable state securities laws. The Subscriber represents and warrants to and agrees with the Bank that it is an "accredited investor" (as defined in Rule 501 promulgated under the Securities Act) and has delivered to the Bank one or more accredited investor questionnaires appropriately completed and duly executed by the Subscriber.

(ii)  The Subscriber hereby represents and warrants that the Subscriber is acquiring the Offered Securities hereunder for its own account for investment and not with a view to distribution, and with no present intention of distributing the Offered Securities or selling the Offered Securities for distribution. The Subscriber understands that the Offered Securities are being sold to the Subscriber in a transaction which is exempt from the registration requirements of the Securities Act. Accordingly, the Subscriber acknowledges that it has been advised that the Offered Securities have not been registered under the Securities Act. The Subscriber's acquisition of the Offered Securities shall constitute a confirmation of the foregoing representation and warranty and understanding thereof.

(iii)  The Subscriber has such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of making this investment, and the Subscriber has received such information requested by the Subscriber concerning the business, management and financial affairs of the Bank in order to evaluate the merits and risks of making this investment. Further, the Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of, and receive answers from, the officers of the Bank concerning the terms and conditions of this investment and to obtain information relating to the organization, operation and business of the Bank and of the Bank's contracts, agreements and obligations or needed to verify the accuracy of any information contained herein or any other information about the Bank. Except as set forth in this Agreement, no representation or warranty is made by the Bank to induce the Subscriber to make this investment, and any representation or warranty not made herein or therein is specifically disclaimed and no information furnished to the Subscriber or the Subscriber's advisor(s) in connection with the sale was in any way inconsistent with the information stated herein. The Subscriber further understands and acknowledges that, except for the representatives of the Bank's management in connection with the negotiation of this Agreement, no person has been authorized by the Bank to make any representations or warranties concerning the Bank, including as to the accuracy or completeness of the information contained in this Agreement.

(iv) The Subscriber does not presently own any securities of the Bank, and upon the Closing, the only securities of the Bank Subscriber will own will be the Offered Securities subscribed for herein and, if the Warrant is exercised, the Warrant Shares.

(v) The Subscriber is making the foregoing representations and warranties with the intent that they may be relied upon by the Bank in determining the suitability of the sale of the Offered Securities to the Subscriber for purposes of federal and state securities laws. Accordingly, the Subscriber represents and warrants that the information stated herein and in the accompanying Investor Suitability Questionnaire and (if applicable) Investor Representative Questionnaire is true, accurate and complete, and agrees to notify and supply corrective information promptly to the Bank as provided above if any such information becomes inaccurate or incomplete. The Subscriber represents and warrants that as stated in this Agreement, Subscriber's financial condition on the date hereof is accurately and completely described. The Subscriber has no reason to expect there will be any material adverse change in its financial condition and will advise the Bank of any such changes occurring prior to the Closing or termination of the Offering.

(vi) The Subscriber is not subscribing for any of the Offered Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

(vii) The Subscriber has received or obtained access to certain information regarding the Bank, including this Agreement, the Due Diligence Sources and the exhibits attached hereto or incorporated by reference herein, receipt of which is hereby acknowledged. The Subscriber has carefully reviewed all information provided to it and has carefully evaluated and understands the risks described therein related to the Bank and an investment in the Bank, and understands and has relied only on the information provided to it in writing by the Bank relating to this investment. Subscriber has been advised by the Bank to conduct its own review of the business, properties and affairs of the Bank before subscribing to purchase the Offered Securities.

(viii) The Subscriber also understands and agrees that, although the Bank and the Subscriber will use their best efforts to keep the information provided in this Agreement strictly confidential, the Bank, the Subscriber or their counsel may present this Agreement and the information contained herein to such parties as they may deem advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the Offering or if the contents thereof are relevant to any issue in any action, suit or proceeding to which the Bank, the Subscriber or their affiliates is a party, or by which they are or may be bound or as otherwise required by law or regulatory authority.

(ix) The individual signing below on behalf of Subscriber hereby warrants and represents that he/she is authorized to execute this Agreement on behalf of the Subscriber. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, if any, in respect thereof on the part of Subscriber and no other proceedings on the part of Subscriber are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Subscriber and constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

(x) The Subscriber is aware that the offering of the Offered Securities involves securities for which only a limited trading market exists, thereby requiring any investment to be maintained for an indefinite period of time. The purchase of the Offered Securities involves risks which the Subscriber has evaluated, and the Subscriber is able to bear the economic risk of the purchase of such Offered Securities and the loss of its entire investment. The Subscriber is able to bear the substantial economic risk of the investment for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment. The Subscriber's overall commitment to investments that are not readily marketable is not, and its acquisition of the Offered Securities will not cause such overall commitment to become, disproportionate to its net worth and the Subscriber has adequate means of providing for its current needs and contingencies.

(xi) The Subscriber acknowledges and agrees that once funds are transferred in payment of the Purchase Price and the other conditions to closing are satisfied or if waivable waived by the Bank, Bank may schedule closing and such funds will be immediately released to the Bank upon completion of closing.

(xii) In entering into this Agreement and in purchasing the Offered Securities, the Subscriber further acknowledges that the Bank has informed the Subscriber that the Offered Securities have not been offered for sale by means of general advertising or solicitation and the Subscriber acknowledges that it has either a pre-existing personal or business relationship with either the Bank or its officers, directors or controlling persons, of a nature and duration such as would enable a reasonable prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the Bank and an investment in the Offered Securities.

(xiii) The Bank has employed Stradley Ronon Stevens & Young, LLP ("Stradley") as its legal counsel in connection with the Offering. The Subscriber has consulted its own separate legal counsel and financial, tax and investment advisors with regard to the Offering, and has made all investigations it deems necessary in order to assess the merits and fairness of the Offering and this Agreement.

(xiv) It never has been represented, guaranteed or warranted by the Bank, any of the officers, directors, stockholders, partners, employees or agents of the Bank, or any other persons, whether expressly or by implication, that: (a) the Bank or the Subscriber will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Bank's activities or the Subscriber's investment in the Bank; or (b) the past performance or experience of the management of the Bank, or of any other person, will in any way indicate the predictable results of the ownership of the Offered Securities or of the Bank's activities.

ARTICLE III- INVESTOR SUITABILITY

111.1            Investor Suitability Questionnaire. Subscriber is delivering to Bank, with this Agreement, an Investor Suitability Questionnaire, appropriately completed and duly executed by the Subscriber. The Investor Suitability Questionnaire is accurate and complete in all respects and does not omit any fact requires to make it accurate and complete in all respects.

111.2            Investor Representative Questionnaire. If Subscriber is relying on the knowledge and experience of another person in making an investment in the Offered Securities, Subscriber is delivering to Bank, with this Agreement, an Investor Representative Questionnaire, appropriately completed and duly executed by the Subscriber and the Subscriber's representative. The Investor Representative Questionnaire is accurate and complete in all respects and does not omit any fact requires to make it accurate and complete in all respects.

ARTICLE IV- REGULATORY APPROVALS

IV.1            Interagency Biographical and Financial Report. If approval or nonobjection of any federal or state banking regulator is required for Subscriber's purchase under this Agreement, Subscriber is delivering to Bank, with this Agreement, a copy of the current version of the federal Interagency Biographical and Financial Report for submission to bank regulatory agencies in connection with applications for prior approval of Subscriber's acquisition of the Offered Securities, appropriately completed and duly executed by the Subscriber. The Interagency Biographical and Financial Report is accurate and complete in all respects and does not omit any fact requires to make it accurate and complete in all respects.

IV.2            Cooperation in Bank Regulatory Applications. Subscriber acknowledges and agrees that Subscriber may be obligated to obtain prior approvals (the "Regulatory Approvals") from the Pennsylvania Banking Department and the Board of Governors of the Federal Reserve System (the "Bank
Regulators") for the acquisition of the Offered Securities pursuant to this Agreement. Bank will provide Subscriber with the forms that Bank believes are necessary to make applications for the Regulatory Approvals. The parties agree to cooperate reasonably and in good faith to file the applications and seek the Regulatory Approvals. While Bank agrees to bear its own expenses, including without limitation fees and disbursements of its legal counsel, in assisting Subscriber, the Subscriber agrees to bear all of Subscriber's own expenses in connection with such applications, including without limitation: (i) fees and disbursements of Subscriber's own legal counsel (Subscriber acknowledging that neither Bank nor its legal counsel is acting as Subscriber's legal counsel in connection with any matters relating to this Agreement, the Offered Securities or the applications for Regulatory Approvals); (ii) filing fees; (iii) expenses, if any, of newspaper publication of notices of the filing of the applications; and any other expenses that may be required of Subscriber in connection therewith.

ARTICLE V - MISCELLANEOUS

V.1            Survival. The representations and warranties contained herein are true and correct only as of the date set forth on the signature page hereto, and the Bank assumes no obligation to update any representations or warranties after such date. No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement. No party makes any additional or implied representations other than those set forth herein.

V.2            Expenses. If the Bank has raised, closed upon and received $10,000,000 in collected funds on or before July 31, 2009, the Bank will reimburse Jay Sidhu for up to $100,000 in out-of-pocket costs incurred by him as of May 19, 2009 relating to raising capital for the Bank such as reasonable travel and entertainment expenses and reasonable attorneys fees. Otherwise, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own brokers, finders, financial consultants, accountants and counsel.

V.3            Entire Agreement. This Agreement, including the Exhibits and documents incorporated by reference herein, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter.

V.4            Binding Effect of Subscription. The Subscriber hereby acknowledges and agrees, subject to any applicable state securities laws that the subscription and application hereunder are irrevocable, that the Subscriber is not entitled to cancel, terminate or revoke this Agreement and that this Agreement shall be binding upon and inure to the benefit of the Subscriber and its successors and assigns.

V.5            Captions. The table of contents and captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

V.6            Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Bank and the Subscriber or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

V.7            Notice. Any notice required or permitted under this Agreement shall be given promptly,in writing, shall be hand delivered, sent via confirmed facsimile, overnight courier or mailed by certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses set forth below (or such other addresses of which they give notice to each other in accordance with the provisions hereof) and shall be deemed effective on the date sent via confirmed facsimile (provided written confirmation of delivery is received), the date delivered personally or by receipted delivery service, the next business day after delivered to an overnight courier service, or three (3) days after the date mailed:

If to the Bank:	If to Subscriber, at Subscriber's address, telephone
and telecopier number shown on the signature
New Century Bank	page.
99 Bridge Street
Phoenixville, PA 19460
Tel.: (610) 933-2271
Fax. (610) 933-6922
Attention: Kenneth B. Mumma, Chairman & Chief
Executive Officer

with a copy to:

Stradley, Ronon, Stevens & Young, LLP 30 Valley Stream Parkway
Malvern, PA 19103
Tel.: (610) 640-5806
Fax:(610) 640-1965
Attention: David F. Scranton, Esquire

V.8            Execution. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, or all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Any facsimile or other electronic signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

V.9            Severability. Each provision of this Agreement is intended to be severable from every other provisions, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

V.10          Non-Assignment. This Agreement is not transferable or assignable by the Subscriber.

V.11          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Commonwealth of Pennsylvania (the "Pennsylvania Courts"). Each party hereto hereby irrevocably submits, to the exclusive jurisdiction of the Pennsylvania Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any Pennsylvania Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney's fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

V.12            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Bank, the Subscriber and their respective successors, heirs, personal representatives and permitted assigns, but Subscriber agrees that Subscriber shall not be authorized assign Subscriber's rights or delegate Subscriber's obligations under this Agreement to anyone.

Signature pages to Securities Purchase Agreement Follows

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their signature as natural persons or by individuals by their duly authorized officers as of the date set forth below.

THE BANK:

                            NEW CENTURY BANK:

By:  /s/ Kenneth B. Mumma
Name: Kenneth B. Mumma
Title:   Chairman and Chief Executive Officer

                            THE SUBSCRIBER:

By: /s/ Jay Sidhu
       (Subscriber's Signature)

Print Name:  Jay Sidhu

Subscriber's Principal Address: 5 Chardonnay Circle Mahnton PA, 19540
Subscriber's Telephone Number: (610) 301-6476
Subscriber's Telecopier Facsimile Number: (610) 777-0163

Dated: May 19, 2009

Purchase Price:   $750,000.00

Number of Shares Subscribed for: 125,000

Number of Base Warrant Shares: 385,101

Maximum Additional Warrant Shares: 66,667